Exhibit 4.2

SPECIMEN CLASS A ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

GLOBAL PARTNER ACQUISITION CORP II

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

SEE REVERSE FOR

CERTAIN ABBREVIATIONS

CUSIP [_____]

This Certifies that___________________________ is the owner of ____________________

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF THE PAR VALUE OF

US$0.0001 EACH OF GLOBAL PARTNER ACQUISITION CORP II (THE “COMPANY”)

subject to the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A ordinary shares if it is unable to complete a business combination within the period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, and each Class A ordinary share carries a right to receive a distribution of warrants immediately prior to the Company’s business combination if such share is not redeemed prior thereto, which right may not be transferred separately from such share, all as more fully described in the Company’s final prospectus dated [__], 2021.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:

By
	Chief Executive Officer	Chief Financial Officer

GLOBAL PARTNER ACQUISITION CORP II

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, and resolutions of the Board of Directors providing for the issue of Class A ordinary shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian

					(Cust)		(Minor)

TEN ENT	—	as tenants by the entireties			under Uniform Gifts to Minors Act

(State)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used although not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:

Shareholder

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated [__], 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A ordinary shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, (ii) the Company redeems the Class A ordinary shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of the Class A ordinary shares if the Company does not complete its initial business combination within the time period set forth therein or (B) with respect to any other provision relating to the rights of holders of the Class A ordinary shares, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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